Exhibit 99(l)

Three Bryant Park
1095 Avenue of the Americas
New York, NY 10036-6797
+1 212 698 3500 Main
+1 212 698 3599 Fax
www.dechert.com

April 26, 2024
T. Rowe Price OHA Select Private Credit Fund
1 Vanderbilt Avenue, 16th Floor
New York, NY 10017
Re:    Registration Statement on Form N-2
Ladies and Gentlemen:
We have acted as counsel to T. Rowe Price OHA Select Private Credit Fund, a Delaware statutory trust (the “Fund”), in connection with the preparation and filing of Post-Effective Amendment No. 1 to the Fund's Registration Statement on Form N-2 (File No. 333-266378) (the “Registration Statement”) as filed on April 26, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Fund of up to an aggregate of $2,500,000,000 worth of gross offering proceeds. This opinion letter is being furnished to the Fund in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended, and we express no opinion herein as to any matter other than as to the legality of the common shares of beneficial interest of the Fund (the “Common Shares”).
In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:
(i)the Registration Statement.
(ii)the Certificate of Trust of the Fund, filed as Exhibit (a)(4) to the Registration Statement;
(iii)the Certificate of Amendment to the Certificate of Trust of the Company dated as of April 6, 2022, filed as Exhibit (a)(5) to the Registration Statement;
(iv)the Certificate of Amendment to the Certificate of Trust of the Company dated as of January 13, 2023, filed as Exhibit (a)(6) to the Registration Statement;
(v)the Second Amended and Restated Declaration of Trust of the Fund, filed as Exhibit (a)(9) to the Registration Statement;

(vi)the Amended and Restated Bylaws of the Fund, filed as Exhibit (b)(2) to the Registration Statement;
(vii)a certificate of good standing with respect to the Fund issued by the Secretary of State of the State of Delaware dated April 26, 2024; and
(viii)resolutions of the board of trustees of the Fund relating to, among other things, the authorization and issuance of the Common Shares.
As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, trustees, employees and representatives of the Fund.
In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons, and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Fund).
On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when the Common Shares are (a) issued and delivered against receipt by the Fund of payment therefor at a price per Common Share not less than the par value per Common Share as contemplated by the Registration Statement and (b) countersigned by the transfer agent, if applicable, the Common Shares will be validly issued, fully paid and nonassessable.
The opinion expressed herein is limited to the Delaware Statutory Trust Act. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Dechert LLP
Dechert LLP